EXHIBIT 10.2

AMENDMENTS TO THE

ADC TELECOMMUNICATIONS, INC. 2010

GLOBAL STOCK INCENTIVE PLAN

ADOPTED JANUARY 12, 2011

1.              Section 2(g) of the Plan is amended and restated in its entirety to read as follows:

(g) “Committee” shall mean the Management Development and Compensation Committee of the Board or any successor committee or subcommittee of the Board, which committee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations and nonemployee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.              Section 2(h) of the Plan is amended and restated in its entirety to read as follows:

(h) “Company” shall mean Tyco Electronics Ltd., a Swiss company, or any successor thereto.

3.              Section 2(k) of the Plan is amended and restated in its entirety to read as follows:

(k) “Eligible Person” shall mean any employee, officer or non-employee Director providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person; provided however, that any employee, officer or non-employee Director who was employed by or providing services to Tyco Electronics Ltd. or an Affiliate immediately prior to the close of the tender offer made by Tyco Electronics Ltd. to purchase the outstanding shares of common stock of ADC Telecommunications, Inc. shall be excluded from consideration as an Eligible Person hereunder.  An Eligible Person must be a natural person.

4.              Section 2(m) of the Plan is amended and restated in its entirety to read as follows:

(m) “Fair Market Value” of a Share shall mean the closing sales price on the New York Stock Exchange on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported.

Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

5.              Section 2(cc) of the Plan is amended and restated in its entirety to read as follows:

(cc) “Shares” shall mean shares of common stock of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

6.              Section 9(f) of the Plan is amended and restated in its entirety to read as follows:

(f) Governing Law.  The Plan and all determinations made and actions taken under the Plan will be governed by the law of Switzerland and construed accordingly.